Exhibit 99.1
FOR IMMEDIATE RELEASE
SLEEP NUMBER ANNOUNCES RECORD FIRST QUARTER 2021 RESULTS
RAISES FULL-YEAR EARNINGS OUTLOOK

•Increased first-quarter net sales 20% and demand more than 30% year-over-year
•More than $50 million of deliveries (two weeks) shifted out of the quarter due to temporary foam supply constraints
•Operating income increased 45% to 13.4% of net sales, up 220 bp, with a 31% increase in operating cash flows
•Grew first-quarter diluted earnings per share 85% to a record $2.51
•Raised full-year 2021 EPS outlook to at least $6.50 versus prior EPS outlook of at least $6.00

MINNEAPOLIS – (April 21, 2021) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended April 3, 2021.

“Guided by our purpose to improve the health and wellbeing of society through higher quality sleep, Sleep Number is broadening our brand relevance and driving significant performance acceleration,” said Shelly Ibach, President and CEO. “Our first-quarter demand growth of greater than 30% demonstrates consumers’ enthusiastic response to our sleep science-based innovations, digital solutions and authentic mission-driven culture. Sleep Number is improving millions of lives through better quality sleep, while delivering exceptional value for all stakeholders.”

First Quarter Overview
•Net sales increased 20% to $568 million with a 20% comparable store sales gain; more than $50 million of deliveries (two weeks) shifted out of the quarter due to temporary foam supply constraints
•Gross profit increased 18% to a record $356 million or 62.6% of net sales
•Operating income increased 45% to $76 million, or 13.4% of net sales, up 220 bp versus the prior-year’s first quarter
•Earnings per diluted share increased 85% to a record $2.51

Cash Flows and Liquidity Review
•Generated $112 million in net cash from operating activities in the first quarter, up 31% versus the prior year; invested $12 million in capital expenditures and $167 million in Sleep Number stock
•Leverage ratio of 2.3x EBITDAR at the end of the first quarter, compared with 2.6x a year ago
•Increased return on invested capital (ROIC) to 27.6% for the trailing twelve-month period, up 850 bp versus the prior-year comparable period
•Amended revolving credit facility to expand the aggregate availability from $450 million to $600 million

Share Repurchase Authorization
The company also replenished its outstanding share repurchase authorization to $600 million, effective at the beginning of the fiscal second quarter. The company remains committed to its capital deployment priorities focused on performance drivers.

Financial Outlook
The company raised its 2021 earnings per diluted share outlook to at least $6.50, which is more than 40%
greater than 2020 full-year results excluding the impact of the 53rd week. The outlook assumes an estimated effective income tax rate of 25% for the balance of the year. The company expects to generate approximately $300 million of operating cash flows in 2021 with capital expenditures of approximately $75 million.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

Sleep Number Announces First-quarter 2021 Results - Page 2 of 8
About Sleep Number Corporation
Individuality is our foundation at Sleep Number. Our purpose driven company is comprised of over 5,000 passionate team members who are dedicated to our mission of improving lives by individualizing sleep experiences. Our 360® smart beds provide each sleeper with adjustable, personalized comfort for proven quality sleep. We have improved over 13 million lives as we strive to improve society’s wellbeing through higher quality sleep.

Sleep science and data are the core of our innovations. Our award-winning 360 smart beds benefit from our proprietary SleepIQ® technology - learning from over 9 billion hours of highly accurate sleep data - to provide effortless comfort and individualized sleep health insights, including your daily SleepIQ® score.

For life-changing sleep, visit SleepNumber.com or one of our more than 600 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; risks inherent in outbreaks of pandemics or contagious disease, including the COVID-19 pandemic and related consequences such as supply shortages, labor disruptions, and recommendations and/or mandates from federal, state and local authorities to close certain businesses or limit occupancy or operating hours; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our Total Retail distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line, and consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; claims that our products, processes, advertising, or trademarks infringe the intellectual property rights of others or do not comply with laws or regulations; availability of attractive and cost-effective consumer credit options; our lean manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and third parties and our ability to maintain relationships with key suppliers or third parties, including several sole-source suppliers or providers of services; rising commodity costs and other inflationary pressures; risks inherent in global-sourcing activities, including tariffs, outbreaks of pandemics or contagious diseases, such as the COVID-19 pandemic, strikes and the potential for shortages in supply; risks of disruption in the operation of any of our main manufacturing facilities or assembly and distribution facilities; increasing government regulation; pending or unforeseen litigation and the potential for adverse publicity associated with litigation; the adequacy of our and third-party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and cybersecurity; the costs and potential disruptions to our business related to enhancing, patching, upgrading our information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security or accessibility of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key team members, including qualified retail sales professionals and managers. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com

Sleep Number Announces First-quarter 2021 Results - Page 3 of 8

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	April 3, 2021	% of Net Sales	March 28, 2020	% of Net Sales
Net sales	$568,256	100.0%	$472,566	100.0%
Cost of sales	212,338	37.4%	170,435	36.1%
Gross profit	355,918	62.6%	302,131	63.9%
Operating expenses:
Sales and marketing	223,617	39.4%	207,744	44.0%
General and administrative	42,592	7.5%	31,072	6.6%
Research and development	13,286	2.3%	10,501	2.2%
Total operating expenses	279,495	49.2%	249,317	52.8%
Operating income	76,423	13.4%	52,814	11.2%
Interest expense, net	977	0.2%	2,344	0.5%
Income before income taxes	75,446	13.3%	50,470	10.7%
Income tax expense	8,812	1.6%	11,330	2.4%
Net income	$66,634	11.7%	$39,140	8.3%

Net income per share – basic	$2.63		$1.40

Net income per share – diluted	$2.51		$1.36

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	25,377		27,858
Dilutive effect of stock-based awards	1,167		914
Diluted weighted-average shares outstanding	26,544		28,772

Sleep Number Announces First-quarter 2021 Results - Page 4 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	April 3, 2021	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$2,238	$4,243
Accounts receivable, net of allowances of $1,028 and $1,046, respectively	25,923	31,871
Inventories	82,308	81,362
Prepaid expenses	27,189	20,839
Other current assets	33,844	43,489
Total current assets	171,502	181,804
Non-current assets:
Property and equipment, net	182,113	175,223
Operating lease right-of-use assets	329,714	314,226
Goodwill and intangible assets, net	72,270	72,871
Other non-current assets	66,610	56,012
Total assets	$822,209	$800,136
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under revolving credit facility	$314,900	$244,200
Accounts payable	122,098	91,904
Customer prepayments	92,569	72,017
Accrued sales returns	24,610	24,765
Compensation and benefits	42,185	76,786
Taxes and withholding	39,098	23,339
Operating lease liabilities	64,076	62,077
Other current liabilities	57,833	60,856
Total current liabilities	757,369	655,944
Non-current liabilities:
Deferred income taxes	1,757	242
Operating lease liabilities	298,475	283,084
Other non-current liabilities	97,258	84,844
Total non-current liabilities	397,490	368,170
Total liabilities	1,154,859	1,024,114
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 24,464 and 25,390 shares issued and outstanding, respectively	245	254
Additional paid-in capital	—	—
Accumulated deficit	(332,895)	(224,232)
Total shareholders’ deficit	(332,650)	(223,978)
Total liabilities and shareholders’ deficit	$822,209	$800,136

Sleep Number Announces First-quarter 2021 Results - Page 5 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Three Months Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities:
Net income	$66,634	$39,140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,638	15,371
Stock-based compensation	6,416	2,051
Net loss (gain) on disposals and impairments of assets	78	(22)
Deferred income taxes	1,515	5,334
Changes in operating assets and liabilities:
Accounts receivable	5,948	12,808
Inventories	(946)	5,044
Income taxes	6,847	5,798
Prepaid expenses and other assets	(3,113)	7,478
Accounts payable	12,390	11,282
Customer prepayments	20,552	(8,432)
Accrued compensation and benefits	(34,605)	(13,157)
Other taxes and withholding	8,912	(479)
Other accruals and liabilities	6,332	2,725
Net cash provided by operating activities	111,598	84,941

Cash flows from investing activities:
Purchases of property and equipment	(11,546)	(10,351)
Proceeds from sales of property and equipment	12	25
Net cash used in investing activities	(11,534)	(10,326)

Cash flows from financing activities:
Net increase in short-term borrowings	74,087	201,170
Repurchases of common stock	(178,613)	(41,445)
Proceeds from issuance of common stock	2,460	3,283
Debt issuance costs	(3)	(3)
Net cash (used in) provided by financing activities	(102,069)	163,005

Net (decrease) increase in cash and cash equivalents	(2,005)	237,620
Cash and cash equivalents, at beginning of period	4,243	1,593
Cash and cash equivalents, at end of period	$2,238	$239,213

Sleep Number Announces First-quarter 2021 Results - Page 6 of 8
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended
	April 3, 2021	March 28, 2020
Percent of sales:
Retail stores	86.1%	92.1%
Online, phone, chat and other	13.9%	7.9%
Total Company	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	12%	6%
Online, phone and chat	116%	21%
Total Retail comparable sales change	20%	7%
Net opened/closed stores and other	0%	4%
Total Company	20%	11%

Stores open:
Beginning of period	602	611
Opened	11	8
Closed	(6)	(8)
End of period	607	611

Other metrics:
Average sales per store ($ in 000's) [1,4]	$3,196	$2,932
Average sales per square foot [1,4]	$1,095	$1,040
Stores > $2 million net sales [2,4]	71%	71%
Stores > $3 million net sales [2,4]	33%	32%
Average revenue per mattress unit [3]	$5,030	$4,884

1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online, phone and chat sales).
3 Represents Total Retail (stores, online, phone and chat) net sales divided by Total Retail mattress units.
4 Fiscal 2020 included 53 weeks, as compared to 52 weeks in fiscal 2021 and 2019. The additional week in 2020 was in the fiscal fourth quarter. Total Retail comparable sales have been adjusted to remove the estimated impact of the additional week on those metrics.

Sleep Number Announces First-quarter 2021 Results - Page 7 of 8
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Net income	$66,634	$39,140	$166,683	$95,567
Income tax expense	8,812	11,330	34,265	25,313
Interest expense	978	2,357	7,642	11,338
Depreciation and amortization	14,519	15,253	60,049	61,026
Stock-based compensation	6,417	2,051	26,179	15,070
Asset impairments	89	3	388	49
Adjusted EBITDA	$97,449	$70,134	$295,206	$208,363

Free Cash Flow
(in thousands)

	Three Months Ended		Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	April 3, 2021	March 28, 2020	April 3, 2021	March 28, 2020
Net cash provided by operating activities	$111,598	$84,941	$306,318	$205,965
Subtract: Purchases of property and equipment	11,546	10,351	38,295	49,847
Free cash flow	$100,052	$74,590	$268,023	$156,118

Calculation of Net Leverage Ratio under Revolving Credit Facility
(in thousands)

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	April 3, 2021	March 28, 2020
Borrowings under revolving credit facility	$314,900	$446,003
Outstanding letters of credit	3,997	3,997
Finance lease obligations	622	730
Consolidated funded indebtedness	$319,519	$450,730
Capitalized operating lease obligations [1]	555,903	535,425
Aggregate unrestricted cash-on-hand and cash equivalents in excess of $40,000,000	—	(199,213)
Total debt including capitalized operating lease obligations (a)	$875,422	$786,942

Adjusted EBITDA (see above)	$295,206	$208,363
Consolidated rent expense	92,650	89,237
Consolidated EBITDAR (b)	$387,856	$297,600

Net Leverage Ratio under revolving credit facility (a divided by b)	2.3 to 1.0	2.6 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our credit facility.

Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Net Leverage Ratio under Revolving Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces First-quarter 2021 Results - Page 8 of 8
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	April 3, 2021	March 28, 2020
Net operating profit after taxes (NOPAT)
Operating income	$208,506	$132,203
Add: Rent expense [1]	92,650	89,237
Add: Interest income	84	15
Less: Depreciation on capitalized operating leases [2]	(24,258)	(22,883)
Less: Income taxes [3]	(66,118)	(47,453)
NOPAT	$210,864	$151,119

Average invested capital
Total deficit	$(332,650)	$(155,909)
Less: Cash greater than target [4]	—	(113,397)
Add: Long-term debt [5]	315,522	446,733
Add: Capitalized operating lease obligations [6]	741,200	713,896
Total invested capital at end of period	$724,072	$891,323

Average invested capital [7]	$763,227	$790,420

Return on invested capital (ROIC) [8]	27.6%	19.1%

1	Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
2
Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This life assumption is based on our long-term participation in given markets though specific retail location lease commitments are generally 5 to 10 years at inception. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3	Reflects annual effective income tax rates, before discrete adjustments, of 23.9% and 23.9% for 2021 and 2020, respectively.
4	Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.
5	Long-term debt includes existing finance lease liabilities.
6
A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7	Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
8	ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.